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                                                                       Exhibit 5






                                                       December 1, 1998


AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport,
Texas  75261-9616

                                 AMR Corporation
                       Registration Statement on Form S-3
                            (filed December 1, 1998)

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of AMR Corporation, a Delaware corporation (the "Company"), and as such I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement (filed December 1, 1998) on Form S-3 (the "Registration Statement") and the prospectus included therein (the "Prospectus"), which Registration Statement, together with Registration Statements (File No. 33-52121 and File No. 33-46325) previously filed by the Company, relates to the proposed issuance from time to time of debt securities ("Debt Securities") in one or more series in an aggregate principal amount of not more than $1,250,000,000 (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of not more than U.S. $1,250,000,000 to the Company) under an Indenture, dated as of December 1, 1998 (the "Indenture"), from the Company to Citibank, N.A., as Trustee.

         I or attorneys under my supervision have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.




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AMR Corporation                                                 December 1, 1998





         Based on the foregoing, I am of the following opinion:

                  1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. When (a) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate action of the Company, (b) the Indenture shall have been duly executed and delivered by the Company and the Trustee and (c) such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee and sold as contemplated by each of the Registration Statements, the Prospectus, the supplement or supplements to the Prospectus relating to such Debt Securities and the Indenture, assuming that the terms of such Debt Securities are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         My opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

                                              Very truly yours,

                                              /s/ ANNE H. MCNAMARA

                                              Anne H. McNamara
                                              Senior Vice President and
                                                 General Counsel